UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  November 1, 2007

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Directors Program and Executive Program.

On November 1, 2007, the Organization and Compensation Committee of the Board of Directors of Fluor Corporation adopted the Fluor Corporation 409A Deferred Directors’ Fees Program (the “Directors Program”) and the Fluor 409A Executive Deferred Compensation Program (the “Executive Program”), both effective as of January 1, 2005.  These plans provide substantially the same benefits as those provided under the existing deferred directors’ fees program and executive deferred compensation program, but have been adopted in accordance with Section 409A of the Internal Revenue Code and to reflect other non-material changes to the existing plans.

Under the Directors Program, non-employee directors may defer a specified percentage or amount of their compensation for board service, including, but not limited to, meeting fees, retainer fees and/or annual California tax allowance.  A participant’s deferral account will be credited with earnings (or losses) based on the deemed investment of such amounts in one or more funds from among the investment options offered under the Directors Program and selected by the participant.  Additionally, qualifying deferral amounts deferred directly into the stock equivalent fund (an investment option based on the fair market value of shares of Fluor common stock) by the participant will receive 25% matching allocations by Fluor pursuant to the Directors Program.  Amounts deferred under the Directors Program will be payable on a date selected by each participant in either a single lump sum payment or annual installment payments over a period of 2 to 10 years.

Under the Executive Program, eligible executives may defer all or any portion of their salary or incentive compensation awards for any given year.  Participants may allocate the balance credited to their accounts among various investment crediting options available under the Executive Program.  In addition, Fluor makes three types of credits under the Executive Program on behalf of eligible employees.  First, “excess benefits accruals” are credited as of each payroll date to make up for benefits that cannot be accrued under the Fluor Corporation Employees’ Savings Investment Plan (the “Savings Plan”) and the Fluor Corporation Employees’ Defined Retirement Plan (the “Retirement Plan”) as a result of the application of the limitations under section 401(a)(17) and 415 of the Internal Revenue Code.  Second, “compensating accruals” are credited for benefits that are lost under the Savings Plan and the Retirement Plan as a result of salary deferrals under the Executive Program.  Finally, “deferral matching contributions” are credited to ensure that participants receive the full amount of matching contributions under the Savings Plan formula without regard to section 401(a)(17) of the Code, and Fluor may also provide discretionary matching contributions under this provision.  Distributions can be made in either a lump sum or in 2 to 10 annual installments, depending on the payment method selected by the participant.

The Directors Program and the Executive Program are filed as exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Directors Program and Executive Program do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01.  Financial Statements and Exhibits.

                (d)           Exhibits.

Exhibit Number	Description
10.1	Fluor Corporation 409A Deferred Directors’ Fees Program.

10.2	Fluor 409A Executive Deferred Compensation Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2007		FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
10.1	Fluor Corporation 409A Deferred Directors’ Fees Program.

10.2	Fluor 409A Executive Deferred Compensation Program.